AMERICAN Homes 4 Rent®

FOURTH QUARTER 2015

Supplemental Information Package

American Homes 4 Rent

Table of Contents

Summary
Earnings Press Release	3
Fact Sheet	7

Financial Information
Consolidated Statements of Operations	8
FFO and Core FFO attributable to common share and unit holders	9
Initially Leased Property NOI and Core NOI	10
Consolidated Balance Sheets	11
Debt Summary	12
Capital Structure	13

Property Information
Same-Home Results—Quarterly Comparisons	14
Same-Home Results—Full Year Comparisons	15
Top 20 Markets Summary	16
Leasing Performance	17
Acquisition, Renovation and Initial Leasing Rates	18

Other Information
Top 20 Markets Home Price Appreciation Trends	19

Definitions and Reconciliations
Defined Terms	20
Reconciliation of Non-GAAP Financial Measures	22

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Fourth Quarter and Full Year 2015 Financial and Operating Results
AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter and full year ended December 31, 2015.
Highlights

•
Core Funds from Operations attributable to common share and unit holders (“Core FFO attributable to common share and unit holders”) (as defined) for the fourth quarter of 2015 was $53.8 million, or $0.21 per FFO share and unit, compared to $42.0 million, or $0.16 per FFO share and unit, for the same period in 2014, which represents a 30.0% increase on a per share and unit basis.

•	Core Net Operating Income from Same-Home properties increased 10.5% and 8.6% year over year for the quarter and year ended December 31, 2015, respectively.

•	Maintained solid leasing performance with total and stabilized portfolio leased percentages of 93.9% and 95.6%, respectively, as of December 31, 2015.

•
Net Operating Income from initially leased properties (“Initially Leased Property NOI”) for the quarter ended December 31, 2015, was $95.2 million, a 40.0% increase from $68.0 million for the quarter ended December 31, 2014.

•	Total portfolio increased by 403 homes to 38,780 as of December 31, 2015, from 38,377 as of September 30, 2015.

•
During December 2015, the Company, American Residential Properties, Inc. (“ARPI”) and certain of our and their subsidiaries entered into a definitive Agreement and Plan of Merger (see “Merger with American Residential Properties, Inc.” later in this press release).

“We finished 2015 on a strong note, with another quarter of solid leasing and operating performance resulting in a stabilized leased percentage of 95.6% and year over year Same-Home quarterly Core NOI growth of 10.5%," stated David Singelyn, American Homes 4 Rent's Chief Executive Officer. "As we discussed throughout the year, we have made significant improvements to our operating platform in 2015, implementing best practices and fine-tuning our processes. With our announced merger with American Residential Properties, we believe we are well positioned and confident in our ability to continue to drive value for our shareholders in 2016 and beyond."
Fourth Quarter 2015 Financial Results
Total revenues increased 47.6% to $172.6 million for the fourth quarter of 2015 from $116.9 million for the fourth quarter of 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 36,010 homes for the fourth quarter of 2015, compared to 27,206 homes for the fourth quarter of 2014.
Core Net Operating Income from Same-Home properties increased 10.5% to $59.6 million for the fourth quarter of 2015, compared to $53.9 million for the fourth quarter of 2014. This increase was primarily due to higher average occupancy levels, rental rate growth and a reduction in property operating expenses.
Initially Leased Property NOI increased 40.0% to $95.2 million for the fourth quarter of 2015, compared to $68.0 million for the fourth quarter of 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core FFO attributable to common share and unit holders was $53.8 million, or $0.21 per FFO share and unit, for the fourth quarter of 2015, compared to $42.0 million, or $0.16 per FFO share and unit, for the fourth quarter of 2014.

American Homes 4 Rent

Earnings Press Release (continued)

Net loss totaled $11.3 million for the fourth quarter of 2015, compared to a net loss of $10.0 million for the fourth quarter of 2014.
Full Year 2015 Financial Results
Total revenues increased 58.1% to $630.6 million for the year ended December 31, 2015, from $398.9 million for the year ended December 31, 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 33,271 homes for the year ended December 31, 2015, compared to 23,154 homes for the year ended December 31, 2014.
Core Net Operating Income from Same-Home properties increased 8.6% to $130.1 million for the year ended December 31, 2015, compared to $119.7 million for the year ended December 31, 2014. This increase was primarily due to higher average occupancy levels and rental rate growth, partially offset by an increase in property operating expenses, which was driven by higher property taxes.
Initially Leased Property NOI increased 48.0% to $343.0 million for the year ended December 31, 2015, compared to $231.8 million for the year ended December 31, 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core FFO attributable to common share and unit holders was $190.4 million, or $0.72 per FFO share and unit, for the year ended December 31, 2015, compared to $143.8 million, or $0.57 per FFO share and unit, for the year ended December 31, 2014.
Net loss totaled $47.9 million for the year ended December 31, 2015, compared to a net loss of $33.1 million for the year ended December 31, 2014.
Initially Leased Property NOI, FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.
Portfolio
As of December 31, 2015, the Company had 36,403 leased properties, an increase of 786 properties from September 30, 2015. As of December 31, 2015, the leased percentage on stabilized properties was 95.6%, compared to 95.4% as of September 30, 2015.
Investments
During the fourth quarter of 2015, the Company’s total portfolio grew by 403 homes to 38,780 homes as of December 31, 2015, compared to 38,377 homes as of September 30, 2015.
Capital Activities and Balance Sheet
During October 2015, the Company acquired the remaining 67% outside ownership interest in two of its consolidated joint ventures, RJ American Homes 4 Rent One, LLC and RJ American Homes 4 Rent Two, LLC, which own a total of 377 single-family properties, for a purchase price of $44.4 million.
During the fourth quarter of 2015, we repurchased and retired 226,556 of our Class A common shares at a weighted-average price of $15.89 per share and a total price of $3.6 million.

American Homes 4 Rent

Earnings Press Release (continued)

As of December 31, 2015, the Company had total outstanding debt of $2.6 billion with a weighted-average interest rate of 3.89% and a weighted-average term to maturity of 16.0 years. The Company’s $800.0 million credit facility, which bears interest at LIBOR plus 275 basis points, had no outstanding balance at the end of the quarter.
Merger with American Residential Properties, Inc.
On December 3, 2015, we, ARPI and certain of our and their subsidiaries entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, ARPI will merge with and into a wholly owned subsidiary of us in a stock-for-stock transaction, with our subsidiary continuing as the surviving entity (the "Merger"), which was unanimously approved by the members of our board of trustees present at the meeting and by the board of directors of ARPI. As of September 30, 2015, ARPI owned 8,938 single-family properties. If the Merger is completed, each holder of ARPI common stock will receive 1.135 of our Class A common shares for each share of ARPI common stock and each holder of limited partnership interests in ARPI’s operating partnership will receive 1.135 Class A units of our operating partnership. The exchange ratio is fixed and will not be adjusted to reflect changes in the price of our Class A common shares or the price of ARPI common stock occurring prior to the completion of the Merger. It is anticipated that we will issue approximately 36,553,308 Class A common shares and 1,370,626 Class A units in connection with the Merger, representing approximately 12.7% of the total pro forma Class A common shares, Class B common shares and units of our operating partnership, collectively. Among other things, the proposed Merger is subject to approval by the stockholders of ARPI and other customary closing conditions. We anticipate the transaction to close on February 29, 2016.
Additional Information
A copy of the Company’s Fourth Quarter 2015 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 26, 2016, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2015, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, March 11, 2016, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13629200#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2015, we owned 38,780 single-family properties in selected submarkets in 22 states.

American Homes 4 Rent

Earnings Press Release (continued)

Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that, as a result of the Merger, we are well positioned to continue to drive shareholder value. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Such factors include, but are not limited to, failure to plan and manage the Merger effectively and efficiently; the possibility that the anticipated benefits from the Merger may not be realized or may take longer than anticipated; unexpected costs or unexpected liabilities that may arise from the Merger; the outcome of any legal proceedings that have been or may be instituted against the Company or others relating to the Merger; and the ability of the Company to successfully integrate pending transactions and implement its operating strategy. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the SEC.
Non-GAAP Financial Measures
This press release and the Fourth Quarter 2015 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Initially Leased Property NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Fourth Quarter 2015 Supplemental Information Package.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except share, per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2015	2014	2015	2014
Operating Data
Rents from single-family properties	$152,406	$109,543	$559,719	$376,385
Fees from single-family properties	$1,965	$1,192	$7,646	$5,968
Tenant charge-backs	$16,331	$5,621	$56,546	$14,931
Total revenues from single-family properties	$170,702	$116,356	$623,911	$397,284
Total revenues	$172,587	$116,899	$630,576	$398,874
Leased property operating expenses	$75,472	$48,326	$280,907	$165,474
Initially Leased Property NOI	$95,230	$68,030	$343,004	$231,810
Initially Leased Property NOI margin	55.8%	58.5%	55.0%	58.3%
Initially Leased Property Core NOI margin	62.1%	62.1%	61.1%	61.5%
G&A expense as % of total revenues	3.7%	5.0%	3.9%	5.5%
Annualized G&A expense as % of total assets	0.38%	0.38%	0.37%	0.35%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.17	$0.11	$0.62	$0.43
Core FFO attributable to common share and unit holders	$0.21	$0.16	$0.72	$0.57

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Selected Balance Sheet Information - end of period
Single-family properties, net	$6,289,938	$6,267,464	$6,162,148	$6,037,355	$5,710,671
Total assets	$6,807,786	$6,965,816	$6,686,962	$6,576,550	$6,227,351
Outstanding borrowings under credit facility	$—	$—	$177,000	$45,000	$207,000
Asset-backed securitizations	$2,530,210	$2,536,192	$2,063,663	$2,068,389	$1,519,390
Secured note payable	$50,752	$50,980	$51,200	$51,417	$51,644
Total liabilities	$2,872,553	$2,950,684	$2,577,099	$2,436,856	$2,057,757
Total equity capitalization	$4,824,925	$4,672,546	$4,707,338	$4,840,764	$4,967,461
Total market capitalization	$7,405,887	$7,259,718	$6,999,201	$7,005,570	$6,745,495
NYSE AMH Class A common share closing price	$16.66	$16.08	$16.04	$16.55	$17.03

Portfolio Data - end of period
Occupied single-family properties	35,958	35,232	34,293	30,185	27,528
Executed leases for future occupancy	445	385	610	998	722
Total leased single-family properties	36,403	35,617	34,903	31,183	28,250
Single-family properties in acquisition process	151	149	184	371	384
Single-family properties being renovated	325	661	502	1,492	2,502
Single-family properties being prepared for re-lease	178	283	355	838	630
Vacant single-family properties available for re-lease	1,432	1,389	1,116	1,008	1,305
Vacant single-family properties available for initial lease	246	232	387	1,661	1,502
Single-family properties held for sale	45	46	44	35	26
Total single-family properties	38,780	38,377	37,491	36,588	34,599
Total stabilized properties	37,654	36,934	36,042	32,987	29,961
Total leased percentage	93.9%	92.8%	93.1%	85.2%	81.6%
Total occupancy percentage	92.7%	91.8%	91.5%	82.5%	79.6%
Stabilized leased percentage	95.6%	95.4%	95.8%	93.4%	92.8%
Stabilized occupancy percentage	94.5%	94.3%	94.1%	90.4%	90.5%
Quarterly lease retention rate	66.5%	66.0%	69.2%	68.1%	66.6%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C preferred share	$0.34	$0.34	$0.34	$0.34	$0.34

American Homes 4 Rent

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rents from single-family properties	$152,406	$109,543	$559,719	$376,385
Fees from single-family properties	1,965	1,192	7,646	5,968
Tenant charge-backs	16,331	5,621	56,546	14,931
Other	1,885	543	6,665	1,590
Total revenues	172,587	116,899	630,576	398,874

Expenses:
Property operating expenses
Leased single-family properties	75,472	48,326	280,907	165,474
Vacant single-family properties and other	2,068	4,129	15,018	22,899
General and administrative expense	6,409	5,879	24,906	21,947
Interest expense	27,874	9,379	89,413	19,881
Noncash share-based compensation expense	782	691	3,125	2,586
Acquisition fees and costs expensed	5,280	6,465	19,577	22,386
Depreciation and amortization	62,163	47,205	242,848	165,516
Total expenses	180,048	122,074	675,794	420,689

Remeasurement of Series E units	(1,356)	(1,007)	2,100	(5,119)
Remeasurement of preferred shares	(2,530)	(3,810)	(4,830)	(6,158)

Net loss	(11,347)	(9,992)	(47,948)	(33,092)

Noncontrolling interest	3,558	3,751	14,353	14,965
Dividends on preferred shares	5,569	5,569	22,276	18,928

Net loss attributable to common shareholders	$(20,474)	$(19,312)	$(84,577)	$(66,985)

Weighted-average shares outstanding–basic and diluted	208,045,996	211,473,906	210,600,111	196,348,757

Net loss attributable to common shareholders per share–basic and diluted	$(0.10)	$(0.09)	$(0.40)	$(0.34)

American Homes 4 Rent

FFO and Core FFO Attributable to Common Share and Unit Holders
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2015	2014	2015	2014
Net loss attributable to common shareholders	$(20,474)	$(19,312)	$(84,577)	$(66,985)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,657	3,791	14,510	15,229
Depreciation and amortization	62,163	47,205	242,848	165,516
Less: depreciation and amortization of non-real estate assets	(1,351)	(1,746)	(6,869)	(5,062)
Less: outside interest in depreciation of partially owned properties	(98)	54	(977)	(1,168)
FFO attributable to common share and unit holders	$43,897	$29,992	$164,935	$107,530
Adjustments:
Acquisition fees and costs expensed	5,280	6,465	19,577	22,386
Noncash share-based compensation expense	782	691	3,125	2,586
Remeasurement of Series E units	1,356	1,007	(2,100)	5,119
Remeasurement of preferred shares	2,530	3,810	4,830	6,158
Core FFO attributable to common share and unit holders	$53,845	$41,965	$190,367	$143,779
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.17	$0.11	$0.62	$0.43
Core FFO attributable to common share and unit holders	$0.21	$0.16	$0.72	$0.57

Weighted-average FFO shares and units
Weighted-average common shares outstanding	208,045,996	211,473,906	210,600,111	196,348,757
Class A units	14,440,670	14,440,670	14,440,670	14,440,670
Series C units	31,085,974	31,085,974	31,085,974	31,085,974
Series D units	4,375,000	4,375,000	4,375,000	4,375,000
Series E units	4,375,000	4,375,000	4,375,000	4,375,000
Total weighted-average FFO shares and units	262,322,640	265,750,550	264,876,755	250,625,401

FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (i) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (ii) noncash share-based compensation expense and (iii) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Refer to Defined Terms for further information.

American Homes 4 Rent

Initially Leased Property NOI and Core NOI
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2015	2014	2015	2014
Initially Leased Property NOI
Rents from single-family properties	$152,406	$109,543	$559,719	$376,385
Fees from single-family properties	1,965	1,192	7,646	5,968
Tenant charge-backs	16,331	5,621	56,546	14,931
Total revenues from single-family properties	170,702	116,356	623,911	397,284

Leased property operating expenses	75,472	48,326	280,907	165,474

Initially Leased Property NOI	$95,230	$68,030	$343,004	$231,810
Initially Leased Property NOI margin	55.8%	58.5%	55.0%	58.3%

Initially Leased Property Core NOI
Rents from single-family properties	$152,406	$109,543	$559,719	$376,385
Fees from single-family properties	1,965	1,192	7,646	5,968
Bad debt expense	(972)	(1,262)	(5,977)	(5,691)
Core revenues from single-family properties	153,399	109,473	561,388	376,662

Leased property operating expenses	75,472	48,326	280,907	165,474
Expenses reimbursed by tenant-charge backs	(16,331)	(5,621)	(56,546)	(14,931)
Bad debt expense	(972)	(1,262)	(5,977)	(5,691)
Core property operating expenses	58,169	41,443	218,384	144,852

Initially Leased Property Core NOI	$95,230	$68,030	$343,004	$231,810
Initially Leased Property Core NOI margin	62.1%	62.1%	61.1%	61.5%

Initially Leased Property NOI is a supplemental non-GAAP financial measure defined as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. Initially Leased Property Core NOI is also a supplemental non-GAAP financial measure defined as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for initially leased single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Refer to Defined Terms and Reconciliation of Non-GAAP Financial Measures for further information and a reconciliation of Initially Leased Property NOI and Core NOI to net loss, determined in accordance with GAAP.

American Homes 4 Rent

Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2015	Dec 31, 2014
	(Unaudited)
Assets
Single-family properties:
Land	$1,229,017	$1,104,409
Buildings and improvements	5,469,533	4,808,706
Single-family properties held for sale	7,432	3,818
	6,705,982	5,916,933
Less: accumulated depreciation	(416,044)	(206,262)
Single-family properties, net	6,289,938	5,710,671
Cash and cash equivalents	57,686	108,787
Restricted cash	111,282	77,198
Rent and other receivables, net	13,936	11,009
Escrow deposits, prepaid expenses and other assets	121,627	118,783
Deferred costs and other intangibles, net	66,996	54,582
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,655	120,655
Total assets	$6,807,786	$6,227,351

Liabilities
Credit facility	$—	$207,000
Asset-backed securitizations	2,530,210	1,519,390
Secured note payable	50,752	51,644
Accounts payable and accrued expenses	154,751	149,706
Amounts payable to affiliates	4,093	—
Contingently convertible Series E units liability	69,957	72,057
Preferred shares derivative liability	62,790	57,960
Total liabilities	2,872,553	2,057,757

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	2,072	2,108
Class B common shares	6	6
Preferred shares	171	171
Additional paid-in capital	3,554,063	3,618,207
Accumulated deficit	(296,865)	(170,162)
Accumulated other comprehensive loss	(102)	(229)
Total shareholders' equity	3,259,345	3,450,101

Noncontrolling interest	675,888	719,493
Total equity	3,935,233	4,169,594

Total liabilities and equity	$6,807,786	$6,227,351

American Homes 4 Rent

Debt Summary as of December 31, 2015
(Amounts in thousands)

	Balance	% of Total	Interest Rate (1)	Years to Maturity
Floating rate debt:
Line of credit (2)	$—	—%	3.18%	2.8
AH4R 2014-SFR1 (3)	473,755	18.4%	1.97%	3.4
Total floating rate debt	473,755	18.4%	1.97%	3.4

Fixed rate debt:
AH4R 2014-SFR2	507,305	19.7%	4.42%	8.8
AH4R 2014-SFR3	523,109	20.3%	4.40%	8.9
AH4R 2015-SFR1 (4)	549,121	21.3%	4.14%	29.3
AH4R 2015-SFR2 (4)	476,920	18.5%	4.36%	29.8
Secured note payable	50,752	2.0%	4.06%	3.5
Total fixed rate debt	2,107,207	81.6%	4.32%	18.8

Total debt	$2,580,962	100.0%	3.89%	16.0

Note: Total interest expense for the quarter and year ended December 31, 2015, includes $2.7 million and $9.5 million of loan cost amortization, respectively. Total interest expense capitalized during the quarter and year ended December 31, 2015, was $1.0 million and $8.7 million, respectively.

Debt Maturity Schedule

Year	Floating Rate (5)	Fixed Rate	Total	% of Total
2016	$4,810	$21,638	$26,448	1.0%
2017	4,810	21,683	26,493	1.0%
2018	4,810	21,723	26,533	1.0%
2019	459,325	68,564	527,889	20.5%
2020	—	20,714	20,714	0.8%
2021	—	20,714	20,714	0.8%
2022	—	20,714	20,714	0.8%
2023	—	20,714	20,714	0.8%
2024	—	957,420	957,420	37.1%
2025	—	10,302	10,302	0.4%
Thereafter (4)	—	923,021	923,021	35.8%
Total	$473,755	$2,107,207	$2,580,962	100.0%

(1)     Interest rate on floating rate debt is presented as of end of period.

(2)
Our credit facility provides for borrowing capacity of up to $800.0 million through March 2016 and bears interest at LIBOR plus 2.75% (3.125% beginning in March 2017). Any outstanding borrowings upon expiration of the credit facility period in March 2016 will become due in September 2018. Balance reflects borrowings outstanding as of end of period. Years to maturity based on final maturity date in September 2018.

(3)
AH4R 2014-SFR1 bears interest at a duration-weighted blended interest rate of LIBOR plus 1.54%, subject to a LIBOR floor of 0.25%. Years to maturity reflects a fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

(4)
AH4R 2015-SFR1 and AH4R 2015-SFR2 have maturity dates in April 2045 and October 2045, respectively, with anticipated repayment dates in April 2025 and October 2025, respectively. In the event the loans are not repaid by each respective anticipated repayment date, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

(5)
Reflects credit facility based on final maturity date of September 2018 and AH4R 2014-SFR1 based on fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

American Homes 4 Rent

Capital Structure as of December 31, 2015
(Amounts in thousands, except share and per share data)

Total Capitalization

Floating rate debt		$473,755
Fixed rate debt		2,107,207
Total debt		2,580,962	34.9%

Common shares outstanding (1)	207,870,585
Operating partnership units (1)	54,276,644
Total shares and units	262,147,229

Common share price at December 31, 2015 (2)	$16.66

Market value of common shares and operating partnership units		4,367,373
Participating preferred shares (see below)		457,552
Total equity capitalization		4,824,925	65.1%

Total market capitalization		$7,405,887	100.0%

(1)	Reflects total common shares and operating partnership units outstanding as of end of period.

(2)	Based on NYSE AMH Class A common share closing price.

Participating Preferred Shares

	Initial Redemption Period (1)	Outstanding shares	Initial Liquidation Value		Current Liquidation Value (2)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total	Per Share	Total
5.0% Series A	9/30/2017-9/30/2020	5,060,000	$25.00	$126,500	$26.99	$136,562	$1.250	$6,325
5.0% Series B	9/30/2017-9/30/2020	4,400,000	$25.00	110,000	$26.99	118,749	$1.250	5,500
5.5% Series C	3/31/2018-3/31/2021	7,600,000	$25.00	190,000	$26.61	202,241	$1.375	10,450
		17,060,000		$426,500		$457,552		$22,275

(1)
Initial redemption period reflects the timeframe during which the Company has the option to redeem the preferred shares for cash or Class A common shares, at a redemption price equal to the initial liquidation value, adjusted by an amount equal to 50% of the cumulative change in value of an index based on the purchase prices of single-family properties located in our top 20 markets (the “HPA adjustment”), subject to a cap, such that the total internal rate of return, when considering the initial liquidation value, the HPA adjustment and the dividends up to, but excluding, the date of redemption, will not exceed 9.0%. If not redeemed by the end of the initial redemption period, the initial liquidation value will be adjusted by the HPA adjustment as of the end of the initial redemption period and the cumulative annual cash dividend rate will be prospectively increased to 10% of the adjusted liquidation value. Any time after the end of the initial liquidation period, the Company has the option to redeem the preferred shares for cash or Class A common shares, at a redemption price equal to the adjusted liquidation value.

(2)
Current liquidation value reflects initial liquidation value, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

American Homes 4 Rent

Same-Home Results – Quarterly Comparisons

	For the Three Months Ended Dec 31,
(In thousands, except property and per property data)	2015	2014	% Change
Number of Same-Home properties	23,812	23,812
Leased percentage as of period end	95.5%	93.2%
Occupancy percentage as of period end	94.4%	91.6%
Average leased percentage	95.3%	93.7%
Average occupancy percentage	94.3%	92.4%
Average contractual monthly rent (1)	$1,449	$1,415

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$96,373	$92,759	3.9%
Fees from single-family properties	1,186	301	294.0%
Bad debt	(558)	(1,001)	(44.3)%
Core revenues from Same-Home properties	97,001	92,059	5.4%

Property tax	17,403	18,666	(6.8)%
HOA fees, net of tenant charge-backs	2,062	2,007	2.7%
R&M and turnover costs, net of tenant charge-backs	8,132	7,471	8.8%
Insurance	1,305	1,583	(17.6)%
Property management	8,510	8,399	1.3%
Core property operating expenses from Same-Home properties	37,412	38,126	(1.9)%

Core net operating income from Same-Home properties	$59,589	$53,933	10.5%
Core net operating income from Same-Home properties margin	61.4%	58.6%

	For the Three Months Ended Dec 31,
(In thousands, except per property data)	2015	2014
Capital expenditures	$3,802	$5,107
Average capital expenditures per property	$160	$214

				Average Occupancy Percentage			Average Contractual Monthly Rent (1)
		Gross Book Value per Property	% of Q4 15 NOI
	Number of Properties (2)			QTD 15	QTD 14	Change	Dec 31, 2015	Dec 31, 2014	% Change
Dallas-Fort Worth, TX	2,226	$161,786	9.0%	96.0%	94.8%	1.1%	$1,551	$1,502	3.3%
Indianapolis, IN	2,070	150,944	7.7%	93.1%	87.9%	5.2%	1,295	1,270	1.9%
Atlanta, GA	1,473	170,851	6.1%	95.5%	95.7%	(0.2)%	1,400	1,353	3.5%
Greater Chicago area, IL and IN	1,407	174,294	4.6%	92.5%	91.8%	0.7%	1,668	1,639	1.8%
Cincinnati, OH	1,264	175,219	5.3%	92.4%	89.5%	3.0%	1,453	1,425	2.0%
Houston, TX	1,210	180,494	4.6%	93.4%	93.8%	(0.4)%	1,629	1,586	2.7%
Charlotte, NC	1,191	173,290	5.6%	95.3%	94.0%	1.3%	1,399	1,363	2.7%
Nashville, TN	1,045	207,041	6.0%	94.5%	93.5%	1.0%	1,587	1,547	2.6%
Jacksonville, FL	997	151,247	3.7%	93.8%	92.2%	1.7%	1,332	1,307	2.0%
Phoenix, AZ	939	156,288	3.5%	95.5%	92.3%	3.1%	1,173	1,135	3.4%
All Other (3)	9,990	179,984	43.9%	94.4%	92.3%	2.0%	1,442	1,409	2.3%
Total / Average	23,812	$173,345	100.0%	94.3%	92.4%	1.9%	$1,449	$1,415	2.4%

(1)	Average contractual monthly rent as of end of period.

(2)
For all periods presented, market concentrations reflect the second quarter 2015 reclassification of 17 Same-Home properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market.

(3)	Represents 31 markets in 18 states.

American Homes 4 Rent

Same-Home Results – Full Year Comparisons

	For the Years Ended Dec 31,
(In thousands, except property and per property data)	2015	2014	% Change
Number of Same-Home properties	13,436	13,436
Leased percentage as of period end	95.7%	93.2%
Occupancy percentage as of period end	94.6%	91.5%
Average leased percentage	94.9%	93.7%
Average occupancy percentage	93.7%	92.7%
Average contractual monthly rent (1)	$1,442	$1,407

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$214,177	$205,350	4.3%
Fees from single-family properties	2,809	1,672	68.0%
Bad debt	(2,159)	(3,406)	(36.6)%
Core revenues from Same-Home properties	214,827	203,616	5.5%

Property tax	37,050	36,084	2.7%
HOA fees, net of tenant charge-backs	5,017	4,682	7.2%
R&M and turnover costs, net of tenant charge-backs	20,682	20,861	(0.9)%
Insurance	3,163	3,855	(18.0)%
Property management	18,862	18,412	2.4%
Core property operating expenses from Same-Home properties	84,774	83,894	1.0%

Core net operating income from Same-Home properties	$130,053	$119,722	8.6%
Core net operating income from Same-Home properties margin	60.5%	58.8%

	For the Years Ended Dec 31,
(In thousands, except per property data)	2015	2014
Capital expenditures	$13,097	$14,014
Average capital expenditures per property	$975	$1,043

				Average Occupancy Percentage			Average Contractual Monthly Rent (1)
		Gross Book Value per Property	% of YTD 15 NOI
	Number of Properties (2)			YTD 15	YTD 14	Change	Dec 31, 2015	Dec 31, 2014	% Change
Indianapolis, IN	1,216	$150,044	7.1%	91.1%	91.0%	0.1%	$1,271	$1,244	2.2%
Dallas-Fort Worth, TX	1,142	166,931	8.7%	95.2%	94.2%	1.0%	1,561	1,512	3.3%
Atlanta, GA	993	173,986	7.4%	94.9%	94.4%	0.5%	1,420	1,371	3.6%
Phoenix, AZ	806	153,373	5.4%	94.6%	91.2%	3.4%	1,168	1,129	3.5%
Nashville, TN	719	207,623	7.2%	93.8%	94.5%	(0.7)%	1,584	1,540	2.9%
Charlotte, NC	677	174,456	5.6%	94.4%	94.9%	(0.4)%	1,394	1,355	2.8%
Cincinnati, OH	662	177,010	5.0%	91.9%	89.8%	2.1%	1,453	1,424	2.0%
Tampa, FL	663	200,392	4.7%	94.4%	91.4%	3.0%	1,611	1,570	2.6%
Jacksonville, FL	631	155,809	4.1%	93.3%	91.3%	2.0%	1,352	1,320	2.4%
Houston, TX	620	188,523	4.1%	92.4%	93.4%	(1.0)%	1,618	1,579	2.5%
All Other (3)	5,307	179,451	40.7%	93.8%	92.6%	1.1%	1,456	1,424	2.3%
Total / Average	13,436	$175,234	100.0%	93.7%	92.7%	1.0%	$1,442	$1,407	2.5%

(1)	Average contractual monthly rent as of end of period.

(2)
For all periods presented, market concentrations reflect the second quarter 2015 reclassification of 17 Same-Home properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market, which is presented in All Other.

(3)	Represents 31 markets in 19 states.

American Homes 4 Rent

Top 20 Markets Summary as of December 31, 2015
Property Information

Market	Number of Properties	Percentage of Total Properties	Gross Book Value ($ Millions)	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	3,210	8.3%	$513.8	$160,063	2,126	12.2
Indianapolis, IN (1)	2,777	7.2%	423.7	152,575	1,942	13.3
Atlanta, GA	2,802	7.2%	456.6	162,972	2,095	15.0
Charlotte, NC	2,313	6.0%	402.2	173,865	2,009	12.7
Greater Chicago area, IL and IN (1)	2,064	5.3%	370.2	179,353	1,896	14.3
Houston, TX	2,048	5.3%	354.4	173,043	2,213	11.3
Cincinnati, OH	1,872	4.8%	322.7	172,384	1,848	13.8
Tampa, FL	1,567	4.0%	295.3	188,418	1,971	12.1
Jacksonville, FL	1,569	4.0%	239.0	152,332	1,907	11.9
Nashville, TN	1,512	3.9%	314.9	208,237	2,206	11.4
Raleigh, NC	1,472	3.8%	265.8	180,570	1,884	11.6
Phoenix, AZ	1,603	4.1%	259.5	161,901	1,832	12.9
Columbus, OH	1,453	3.7%	224.6	154,579	1,830	14.4
Salt Lake City, UT	1,049	2.7%	230.6	219,815	2,131	14.6
Orlando, FL	1,175	3.0%	197.7	168,232	1,873	14.2
Las Vegas, NV	966	2.5%	169.3	175,255	1,854	13.2
San Antonio, TX	895	2.3%	137.0	153,053	1,989	14.2
Denver, CO	685	1.8%	186.1	271,715	2,146	15.9
Austin, TX	675	1.7%	101.3	150,058	1,842	11.6
Greenville, SC	635	1.6%	108.0	170,008	1,934	12.5
All Other (2)	6,438	16.6%	1,133.3	176,145	1,838	12.4
Total / Average	38,780	100.0%	$6,706.0	$172,924	1,965	13.0
Leasing Information

	Total Portfolio			Stabilized Properties
Market	Leased Percentage	Occupancy Percentage	Avg. Contractual Monthly Rent Per Property	Leased Percentage	Occupancy Percentage	Total Stabilized Properties
Dallas-Fort Worth, TX	95.2%	93.6%	$1,537	97.3%	95.6%	3,105
Indianapolis, IN (1)	94.3%	93.1%	1,306	95.1%	93.8%	2,742
Atlanta, GA	90.6%	89.1%	1,347	96.7%	95.1%	2,591
Charlotte, NC	94.9%	93.9%	1,398	96.7%	95.7%	2,254
Greater Chicago area, IL and IN (1)	93.4%	92.7%	1,698	94.0%	93.2%	2,029
Houston, TX	93.3%	92.2%	1,611	94.7%	93.7%	1,969
Cincinnati, OH	93.0%	91.5%	1,445	93.8%	92.2%	1,843
Tampa, FL	94.4%	93.4%	1,546	95.3%	94.4%	1,539
Jacksonville, FL	93.1%	92.5%	1,333	95.7%	95.1%	1,506
Nashville, TN	93.1%	92.3%	1,600	95.5%	94.6%	1,452
Raleigh, NC	95.2%	94.5%	1,385	96.8%	96.1%	1,444
Phoenix, AZ	96.8%	95.7%	1,144	96.7%	95.7%	1,591
Columbus, OH	94.4%	92.8%	1,422	96.4%	94.7%	1,400
Salt Lake City, UT	96.6%	95.9%	1,485	96.6%	95.9%	1,048
Orlando, FL	92.3%	91.0%	1,418	96.7%	95.3%	1,111
Las Vegas, NV	94.0%	92.3%	1,333	94.9%	93.1%	919
San Antonio, TX	93.6%	93.1%	1,386	95.3%	94.7%	874
Denver, CO	96.6%	96.2%	1,913	98.1%	97.6%	671
Austin, TX	94.4%	93.0%	1,372	94.6%	93.2%	665
Greenville, SC	92.3%	91.0%	1,433	94.8%	93.5%	613
All Other (2)	93.4%	92.2%	1,403	94.8%	93.5%	6,288
Total / Average	93.9%	92.7%	$1,441	95.6%	94.5%	37,654

(1)	Reflects the second quarter 2015 reclassification of 36 properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market.

(2)	Represents 21 markets in 15 states.

American Homes 4 Rent

Leasing Performance

Renewal / Retention Rates

	Lease Expirations (1)	Expiration Outcome		Early Terminations (3)	Renewal Rate	Retention Rate
		Renewed (2)	Move-out
Q4 2015	4,942	3,777	1,165	737	76.4%	66.5%

(1)	Reflects total non-month-to-month leases scheduled to expire during the quarter ended December 31, 2015.

(2)	Represents total renewed leases (including both non-month-to-month and month-to-month renewals) during the quarter ended December 31, 2015.

(3)	Includes non-month-to-month tenant move-outs during the quarter ended December 31, 2015, in advance of contractual expiration scheduled after December 31, 2015.

Scheduled Lease Expirations

	MTM	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Thereafter
Lease expirations	1,502	7,961	11,178	8,752	5,775	1,235

Renewal / Re-Lease Spreads

	Renewals		Re-Leases
Market	Number of Leases	Avg Change in Rent (1)	Number of Leases	Avg Change in Rent (2)
Dallas-Fort Worth, TX	306	4.0%	235	2.7%
Indianapolis, IN	172	3.1%	236	1.1%
Atlanta, GA	126	3.8%	158	3.7%
Charlotte, NC	178	3.8%	162	4.2%
Greater Chicago area, IL and IN	136	3.6%	143	0.2%
Houston, TX	134	4.0%	126	0.4%
Cincinnati, OH	169	3.3%	158	1.7%
Tampa, FL	93	4.3%	124	2.8%
Jacksonville, FL	88	3.8%	119	2.3%
Nashville, TN	134	2.7%	115	2.4%
All Other (3)	1,321	3.9%	1,266	2.7%
Total	2,857	3.7%	2,842	2.4%

(1)	Represents average percentage change in rent on non-month-to-month lease renewals during the quarter ended December 31, 2015.

(2)
Reflects average percentage change in annual rent on properties re-leased during the quarter ended December 31, 2015, compared to annual rent of the previous expired lease for each individual property.

(3)	Represents 31 markets in 19 states.

American Homes 4 Rent

Acquisition, Renovation and Initial Leasing Rates

(1)
“Rent Ready” includes properties for which initial construction has been completed during each quarter. Q3 2014 includes 1,338 renovated properties acquired as part of the Beazer Rental Homes portfolio. Q4 2014 includes 896 renovated properties acquired as part of the Ellington Housing Single-Family portfolio. Q2 2015 includes 268 properties acquired as part of bulk acquisitions.

(2)
“Leases Signed” includes the number of initial leases signed each quarter (includes Pre-Existing Leases). Q3 2014 includes 1,236 leased properties acquired as part of the Beazer Rental Homes portfolio. Q4 2014 includes 880 leased properties acquired as part of the Ellington Housing Single-Family portfolio. Q2 2015 includes 241 properties acquired as part of bulk acquisitions.

American Homes 4 Rent

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)						HPA Index Change
	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015
Market
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	119.8	124.8	126.8	26.8%
Indianapolis, IN	100.0	106.4	112.3	113.9	116.8	117.4	17.4%
Atlanta, GA	100.0	114.2	122.3	124.7	131.6	132.6	32.6%
Charlotte, NC	100.0	113.4	118.8	120.1	126.2	124.9	24.9%
Greater Chicago area, IL and IN	100.0	111.0	115.1	114.0	119.7	120.9	20.9%
Houston, TX	100.0	110.8	123.1	123.0	126.8	128.6	28.6%
Cincinnati, OH	100.0	104.9	111.2	110.3	114.0	116.5	16.5%
Tampa, FL	100.0	113.0	121.1	123.1	127.5	131.6	31.6%
Jacksonville, FL	100.0	114.2	121.7	121.3	130.8	132.0	32.0%
Nashville, TN	100.0	111.0	117.4	120.6	125.8	126.5	26.5%
Raleigh, NC	100.0	106.7	111.6	114.1	116.9	120.8	20.8%
Phoenix, AZ	100.0	118.0	123.3	125.9	129.4	133.9	33.9%
Columbus, OH	100.0	108.9	114.5	117.2	120.8	123.1	23.1%
Salt Lake City, UT	100.0	109.4	114.5	117.4	120.4	123.7	23.7%
Orlando, FL	100.0	110.3	123.5	124.4	129.3	131.8	31.8%
Las Vegas, NV	100.0	125.1	141.3	141.8	142.9	149.4	49.4%
San Antonio, TX	100.0	101.1	108.0	113.0	117.3	116.0	16.0%
Denver, CO	100.0	111.0	121.5	128.1	134.2	136.4	36.4%
Austin, TX	100.0	110.1	122.2	127.3	133.7	134.3	34.3%
Greenville, SC	100.0	104.1	110.8	114.9	116.7	115.0	15.0%
Average							27.1%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through September 30, 2015. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

American Homes 4 Rent

Defined Terms

Equity Capitalization
Equity capitalization includes market value of all common shares and operating partnership units (based on NYSE AMH Class A common share closing price at end of respective period) and current liquidation value of preferred shares at end of respective period.

FFO / Core FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of the Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and Core FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to FFO and Core FFO attributable to common share and unit holders for a reconciliation of these metrics to net loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares
FFO shares includes weighted-average common shares outstanding and assumes full conversion of all operating partnership units outstanding, at end of respective period.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Market Capitalization
Market capitalization includes equity capitalization, principal balances on asset-backed securitizations and secured note payable and borrowings outstanding under our credit facility at end of respective period.

American Homes 4 Rent

Defined Terms (continued)

Initially Leased Property NOI and Core NOI
Initially Leased Property NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. Initially Leased Property Core NOI is also a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for initially leased single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Initially Leased Property NOI and Core NOI also exclude remeasurement of preferred shares, remeasurement of Series E convertible units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, general and administrative expense, property operating expenses for vacant single-family properties and other, and other revenues.

We consider Initially Leased Property NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. Additionally, we believe Initially Leased Property Core NOI is helpful to our investors as it better reflects the operating margin performance of our leased single-family properties and excludes the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Initially Leased Property NOI and Core NOI should be considered only as supplements to net loss as measures of our performance. Initially Leased Property NOI and Core NOI should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Initially Leased Property NOI and Core NOI also should not be used as substitutes for net loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Reconciliation of Non-GAAP Financial Measures for a reconciliation of Initially Leased Property NOI and Core NOI to net loss, determined in accordance with GAAP.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Re-Lease Spread
Re-Lease spreads are calculated as the percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Renewal Rate
Renewal rate is calculated as the number of renewed leases in a given period divided by total number of lease expirations during the same period.

Renewal Spread
Renewal spreads are calculated as the percentage change in rent on non-month-to-month lease renewals during the period.

Retention Rate
Retention rate is calculated as the number of renewed leases in a given period divided by the sum of total lease expirations and early terminations during the same period.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days.

American Homes 4 Rent

Reconciliation of Non-GAAP Financial Measures

The following is a reconciliation of net loss, determined in accordance with GAAP, to Initially Leased Property NOI and Core NOI for the quarters and years ended December 31, 2015 and 2014 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2015	2014	2015	2014
Net loss	$(11,347)	$(9,992)	$(47,948)	$(33,092)
Remeasurement of preferred shares	2,530	3,810	4,830	6,158
Remeasurement of Series E units	1,356	1,007	(2,100)	5,119
Depreciation and amortization	62,163	47,205	242,848	165,516
Acquisition fees and costs expensed	5,280	6,465	19,577	22,386
Noncash share-based compensation expense	782	691	3,125	2,586
Interest expense	27,874	9,379	89,413	19,881
General and administrative expense	6,409	5,879	24,906	21,947
Property operating expenses for vacant single-family properties and other	2,068	4,129	15,018	22,899
Other revenues	(1,885)	(543)	(6,665)	(1,590)
Initially Leased Property NOI	95,230	68,030	343,004	231,810
Tenant charge-backs	16,331	5,621	56,546	14,931
Expenses reimbursed by tenant charge-backs	(16,331)	(5,621)	(56,546)	(14,931)
Bad debt expense excluded from operating expenses	972	1,262	5,977	5,691
Bad debt expense included in revenues	(972)	(1,262)	(5,977)	(5,691)
Initially Leased Property Core NOI	$95,230	$68,030	$343,004	$231,810

American Homes 4 Rent

Corporate Information	Executive Management
American Homes 4 Rent	David P. Singelyn
30601 Agoura Road, Suite 200	Chief Executive Officer
Agoura Hills, CA 91301
Phone: (805) 413-5300	Jack Corrigan
Website: www.americanhomes4rent.com	Chief Operating Officer

Investor Relations	Diana M. Laing
Phone: (855) 794-AH4R (2447)	Chief Financial Officer
Email: investors@ah4r.com

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Analyst Coverage (1)

Bank of America / Merrill Lynch	Jana Galan	jana.galan@baml.com	(646) 855-3081
FBR Capital Markets & Co	Patrick Kealey	pkealey@fbr.com	(703) 312-9656
GS Global Investment Research	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
JP Morgan Securities	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Keefe, Bruyette & Woods, Inc.	Jade Rahmani	jrahmani@kbw.com	(212) 887-3882
Morgan Stanley	Greg Van Winkle	gregory.van.winkle@morganstanely.com	(212) 761-4968
Raymond James & Associates, Inc.	Buck Horne	buck.horne@raymondjames.com	(727) 567-2561
Wells Fargo Securities	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
Zelman & Associates	Dan Oppenheim	dan@zelmanassociates.com	(212) 993-5830

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AH4R"). Any opinions, estimates or forecasts regarding AH4R's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AH4R or its management. AH4R does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations. The above list may not be complete and is subject to change as firms add or delete coverage.